Exhibit (a)(1)(D)

Offer to Purchase
All Outstanding Shares of Common Stock
of

ZYNERBA PHARMACEUTICALS, INC.

at

$1.1059 per share, in cash, without interest and less any applicable tax withholding, plus, one non-tradable contingent value right per share, which represents the contractual right to receive contingent payments in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones by

XYLOPHONE ACQUISITION CORP.

a wholly owned subsidiary of

HARMONY BIOSCIENCES HOLDINGS, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON SEPTEMBER 26, 2023, UNLESS THE
OFFER IS EXTENDED OR EARLIER TERMINATED.

August 28, 2023

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 28, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Xylophone Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Harmony Biosciences Holdings, Inc., a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Zynerba Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Zynerba”), for (i) $1.1059 per Share (the “Closing Amount”) without interest and subject to deduction for any required withholding under applicable tax law, plus (ii) one non-tradable contingent value right (“CVR”) per Share, which represents the contractual right to receive contingent payments in cash, without interest and subject to deduction for any required withholding under applicable tax law, upon the achievement of certain specified milestones (the Closing Amount plus one CVR, collectively, the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Also enclosed is Zynerba’s Solicitation/Recommendation Statement on Schedule 14D-9, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offer.

THE BOARD OF DIRECTORS OF ZYNERBA’S HAS UNANIMOUSLY RECOMMENDED THAT ZYNERBA’S STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is (i) $1.1059 per Share in cash without interest and subject to deduction for any required withholding under applicable tax law, plus (ii) one non-tradable contingent value right per Share, which represents the contractual right to receive contingent payments in cash, without interest and subject to deduction for any required withholding under applicable tax law, upon the achievement of certain specified milestones upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 14, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Zynerba, Harmony and Purchaser, pursuant to which, after consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will merge with and into Zynerba pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement, with Zynerba continuing as the surviving corporation and becoming a wholly owned subsidiary of Harmony (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares (i) held in the treasury of Zynerba, (ii) owned by Harmony or Purchaser at the commencement of the Offer, (iii) irrevocably accepted for payment in the Offer, or (iv) that are held by stockholders who are entitled to and properly demand appraisal for such Shares in accordance with Section 262 of the DGCL and who comply in all respects with Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL, including certain Shares that are subject to vesting or forfeiture restrictions granted pursuant to the Company Equity Plan, will be converted into the right to receive the Offer Price, without interest, from Purchaser, less any applicable tax withholding. As a result of the Merger, Zynerba will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

4. The Board of Directors of Zynerba has unanimously recommended that Zynerba’s stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not properly withdrawn) pursuant to the Offer is subject to the conditions set forth in “Section 15—Conditions of the Offer” of the Offer to Purchase.

6. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time on September 26, 2023, unless the Offer is extended by Purchaser or earlier terminated.Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after 60 days after the date of the commencement of the Offer, pursuant to SEC regulations.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
ZYNERBA PHARMACEUTICALS, INC.

at
$1.1059 per share, in cash, without interest and less any applicable tax withholding,

plus, one non-tradable contingent value right per share, which represents the contractual right to receive contingent payments in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones by

XYLOPHONE ACQUISITION CORP.

a wholly owned subsidiary of

HARMONY BIOSCIENCES HOLDINGS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 28, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Xylophone Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned, subsidiary of Harmony Biosciences Inc., a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Zynerba Pharmaceuticals, Inc., a Delaware corporation, for (i) $1.1059 per Share in cash without interest and subject to deduction for any required withholding under applicable tax law, plus (ii) one non-tradable contingent value right (“CVR”) per Share, which represents the contractual right to receive contingent payments in cash, without interest and subject to deduction for any required withholding under applicable tax law, upon the achievement of certain specified milestones upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by Purchaser in its sole discretion.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE

Shares*	Signature(s)
Account No.:
Dated:
Please Print Name(s) and Address(es) Here
Area Code and Phone Number
Tax Identification Number or Social Security Number
*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.